Exhibit 99
PCB HOLDING COMPANY
SPECIAL MEETING OF SHAREHOLDERS

[__________], 2005
_______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carl D. Smith and Clarke A. Blackford, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of PCB Holding Company (“Company”) owned of record by the undersigned at the Special Meeting of Shareholders to be held on [__________], 2005, at [______] a.m, local time, at the Hoosier Heights Country Club, Highway 237, Tell City, Indiana, and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying proxy statement/prospectus and, in their discretion, with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

1. To approve and adopt the Agreement and Plan of Reorganization, dated as of May 23, 2005, by and among PCB Holding Company, Peoples Community Bank, German American Bancorp and First State Bank, Southwest Indiana, which provides, among other things, for the merger of PCB Holding Company with and into German American Bancorp.

FOR	AGAINST	ABSTAIN
9	9	9

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
PROPOSAL 1.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the listed proposal. If any other business is presented at the meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Dated:

STOCKHOLDER SIGN ABOVE

CO-HOLDER (IF ANY) SIGN ABOVE

_____________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.